                                                                EXHIBIT 23.2




The Board of Directors:
Rubbermaid Incorporated:

We consent to the use of our audit report dated January 31, 1995 on the consolidated financial statements of Rubbermaid Incorporated and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period then ended incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP




Cleveland, Ohio
January 26, 1996